SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

                             (Amendment No. )

    ----
                          Filed by the Registrant
   / X /

   ----

    ----
                Filed by a party other than the Registrant
   /   /

   ----
Check the appropriate box:
 ----

/   /    Preliminary Proxy Statement

----
 ----
/   /    Confidential, for Use of the Commission Only (as
----          permitted by Rule 14a-6(e) (2))

 ----
/   /    Definitive Proxy Statement

----

 ----

/ X /    Definitive Additional Materials

----
 ----
/   /    Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----     Sec. 240.14a-12

                        PUTNAM DIVIDEND INCOME FUND
               PUTNAM HIGH INCOME CONVERTIBLE AND BOND FUND
             (Name of Registrant as Specified In Its Charter)

                (Name of Person(s) Filing Proxy Statement,
                         if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

 ----
/ X /    No fee required
----
 ----
/   /    Fee computed on table below per Exchange Act Rule 14a
----          6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

 ----
/   /    Fee paid previously with preliminary materials.
----

 ----
/   /    Check box if any part of the fee is offset as provided
----          by Exchange Act Rule 0-11(a)(2) and identify the
filing
              for which the offsetting fee was paid previously.
              Identify the previous filing by registration
statement
              number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

             Q & A for Putnam Dividend Income Fund/Putnam High
                     Income Convertible and Bond Fund


On or about March 23, 1998 a proxy statement was sent to shareholders of [Putnam Dividend Income Fund/Putnam High Income Convertible and Bond Fund] asking for their vote on the following matters: (1) for fixing the number of and electing the fund's Trustees; (2) ratifying the selection of the fund's independent auditors; (3) approving an amendment to the fund's fundamental investment restriction with respect to making loans.

Listed below are questions shareholders are likely to ask and recommended responses.

                                Proposal 1
                           Election of Trustees

What is being proposed?

The Nominating Committee of the Trustees, which consists solely of Trustees who are independent with no financial interest in Putnam Management, recommends that the number of Trustees be fixed at sixteen and that shareholders vote for the election of the nominees for Trustees.

What are the Trustees' responsibilities?

The Trustees are responsible for the general oversight of your fund's business and for assuring that your fund is managed in the best interests of the shareholders.

                                Proposal 2
                           Election of Auditors


Who has selected the independent auditors of the fund?

Putnam Dividend Income Fund

The Trustees have selected Coopers & Lybrand L.L.P. as the independent auditors of your fund and shareholders are being asked to ratify the selection for the current year.

Putnam High Income Convertible and Bond Fund

The Trustees have selected Price Waterhouse LLP as the independent auditors of your fund and shareholders are being asked to ratify the selection for the current year.

What were the reasons for the selection of Coopers & Lybrand
L.L.P./Price Waterhouse LLP as the independent auditors of the fund?


The Trustees selected [Coopers & Lybrand L.L.P./Price Waterhouse
LLP] primarily based on its expertise as auditors of investment companies, the quality of its audit services and the competitiveness of its fees.

                                Proposal 3

                Amending the fund's fundamental investment
                 restriction with respect to making loans

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction with respect to making loans be revised to reflect the standard restriction expected to be used by other
Putnam funds and to clarify that the
 fund
is permitted to

participate in a proposed interfund lending program
 .

If the proposal is approved, the fund would be able to participate in an interfund lending
program and make loans to
other Putnam funds.
  The fund would only make loans under the program if it could receive an interest rate higher than those available for repurchase agreements. There is a risk that the fund could experience a delay in obtaining prompt repayment of a loan and, unlike repurchase agreements, the fund would not necessarily have received collateral for its loan. A delay in obtaining prompt payment could cause the fund to miss an investment opportunity or to incur costs to borrow money to replace the delayed payment.

Since the Putnam funds may be considered affiliated parties, interfund lending may be prohibited by the Investment Company Act of 1940 and would be implemented only upon receipt of an exemptive order of the Securities and Exchange Commission.








s:\proxy\working\solicit\pdiQ&A